Press Release

FOR IMMEDIATE RELEASE    May 30, 2019

Jacobs Elects Georgette Kiser and Barb Loughran to its Board of Directors
New members add backgrounds in transformation, innovation and finance
DALLAS - Jacobs (NYSE: JEC) announced today the election of Georgette D. Kiser and Barbara (Barb) Loughran to its Board of Directors.
In announcing the election, Jacobs Chair and CEO Steve Demetriou said, “We are excited to welcome both Georgette and Barb to the board, both of whom bring strong business leadership, deep understanding of technology, and first-hand experience driving organizational transformation. They are joining the board at an exciting time for Jacobs, and I expect their impact to be immediate and positive as we deliver on our profitable growth strategy.”
In their role as directors, Ms. Kiser has been appointed to serve on the Human Resource & Compensation Committee of the Board, and Ms. Loughran will serve on the Audit Committee of the Board.
Ms. Kiser served as Chief Information Officer and Managing Director at The Carlyle Group where she developed and drove the IT strategy across the global enterprise, including application development, data, digital, cybersecurity and infrastructure. Prior to The Carlyle Group, she was with T. Rowe Price Associates for 19 years, most recently as Vice President and Director of Enterprise Solutions and Capabilities, leading transformational change through innovation. She also led their Emerging Solutions and Technologies innovation team focused on assessment and implementation of current, relevant technologies. Ms. Kiser has an MBA from University of Baltimore and a master’s in mathematics from Villanova University.
Ms. Loughran was a Partner with PricewaterhouseCoopers LLP (PwC) and brings more than 30 years of experience working with Fortune 500 companies as they navigated strategic, transformational and operational issues. She has served in a number of leadership roles, including PwC’s Industrial Products Business Unit Leader for NY Metro and partner in PwC’s National Office working with the Securities and Exchange Commission and clients as they accessed the capital markets and responded to regulatory requirements. Ms. Loughran has

Jacobs Engineering Group Inc.

lived and worked globally, in addition to leading teams in Europe, Asia, South America, Russia, Turkey and South Africa. Her broad industry experience includes professional services, pharmaceuticals, technology and consumer products. She has an MBA from Wharton and a BA from Franklin & Marshall College.
Jacobs’ Board is comprised of 11 members from diverse geographic, industry, technical and business backgrounds, providing a robust governance structure that aligns with the company’s strong emphasis on inclusion; 45% of Jacobs’ board is female or ethnically diverse.
Jacobs leads the global professional services sector delivering solutions for a more connected, sustainable world. With approximately $12 billion in revenue and a talent force of more than 50,000, Jacobs provides a full spectrum of services including scientific, technical, professional and construction- and program-management for business, industrial, commercial, government and infrastructure sectors. For more information, visit www.jacobs.com, and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

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Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this release that are not based on historical fact are forward-looking statements. We base these forward-looking statements on management's current estimates and expectations as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause business results to differ materially from our forward-looking statements. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 28, 2018, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended March 29, 2019, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company's other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

For press/media inquiries:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

Jacobs Engineering Group Inc.